UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-31560	98-1597419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38/39 Fitzwilliam Square Dublin 2, Ireland	D02 NX53
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note: As disclosed below, Seagate Technology Holdings plc (“Holdings” or “Registrant”), a new Irish public limited company, will serve as the publicly traded parent company of Seagate Technology public limited company (“Seagate”), effective as of May 18, 2021. This Current Report on Form 8-K is being filed for the purpose of establishing the Registrant as the successor issuer pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to timely disclose events required to be disclosed on Form 8-K with respect to the Registrant as of May 18, 2021. Pursuant to Rule 12g-3(a) under the Exchange Act, the ordinary shares (as described in Item 8.01 below) of the Registrant, as successor issuer, are deemed registered under Section 12(b) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On May 18, 2021, Seagate and its subsidiary Seagate HDD Cayman (the “Borrower”) entered into the Fourth Amendment, dated as of May 18, 2021 (the “Fourth Amendment”), by and among Seagate, the Borrower and The Bank of Nova Scotia, as administrative agent for the Lenders (“Agent”). The Fourth Amendment amends the Credit Agreement, dated as of February 20, 2019, among Seagate, the Borrower, the lenders party thereto (the “Lenders”) and Agent (as amended, the “Credit Agreement”). Pursuant to the Fourth Amendment, certain definitions, covenants and other provisions were amended to contemplate Holdings as the parent company following the Scheme Effective Time (as defined below). The material terms of the Credit Agreement remain unchanged.

In connection with the Fourth Amendment, Seagate, the Borrower, Holdings, certain subsidiaries of Seagate and the Agent entered into the Joinder and Assumption Agreement, dated as of May 18, 2021 (the “Joinder”). Pursuant to the Joinder, effective on the Scheme Effective Time (as defined below), (i) Holdings became a party to the Credit Agreement, (ii) Holdings became a guarantor under the U.S. Guarantee Agreement, dated as of February 20, 2019, among Seagate, the subsidiaries of Seagate party thereto, and The Bank of Nova Scotia, as administrative agent (as amended, modified or otherwise supplemented from time to time) and (iii) Holdings became a party to the Indemnity, Subrogation and Contribution Agreement, dated as of February 20, 2019, among Seagate, Borrower, the subsidiaries of Seagate party thereto, and The Bank of Nova Scotia, as administrative agent (as amended, modified or otherwise supplemented from time to time).

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Borrower or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The description of the Fourth Amendment and the Joinder above is a summary and is qualified in its entirety by reference to the Fourth Amendment and Joinder, filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are each incorporated by reference herein.

Supplemental Indentures

On May 18, 2021, Seagate, the Borrower and Holdings entered into supplemental indentures (collectively, the “Supplemental Indentures”) to each of (i) the Indenture, dated as of May 22, 2013, by and among the Borrower, Seagate and U.S. Bank National Association, as trustee (“USB”), relating to the Borrower’s 4.75% Senior Notes due 2023; (ii) the Indenture, dated as of May 28, 2014, by and among the Borrower, Seagate and USB, relating to the Borrower’s 4.75% Senior Notes due 2025; (iii) the Indenture, dated as of December 2, 2014, by and among the Borrower, Seagate and USB, relating to the Borrower’s 5.75% Senior Notes due 2034; (iv) the Indenture, dated as of February 3, 2017, by and among the Borrower, Seagate and Wells Fargo Bank, National Association, as trustee (“WFB”), relating to the Borrower’s 4.250% Senior Notes due 2022; (v) the Indenture, dated as of February 3, 2017, by and among the Borrower, Seagate and WFB, relating to the Borrower’s 4.875% Senior Notes due 2024; (vi) the Indenture, dated as of May 14, 2015, by and among the Borrower, Seagate and WFB, relating to the Borrower’s 4.875% Senior Notes due 2027; (vii) the Indenture, dated as of June 10, 2020, by and among the Borrower, Seagate and WFB, relating to the Borrower’s 4.125% Senior Notes due 2031; (viii) the Indenture, dated as of June 18, 2020, by and among the Borrower, Seagate and WFB, relating to the Borrower’s 4.091% Senior Notes due 2029; (ix) the Indenture, dated as of December 8, 2020, by and among the Borrower, Seagate and WFB, relating to the Borrower’s 3.125% Senior Notes due 2029; and (x) the Indenture, dated as of December 8, 2020, by and among the Borrower, Seagate and WFB, relating to the Borrower’s 3.375% Senior Notes due 2031 (collectively, the “Indentures”).

The Supplemental Indentures amend each of the Indentures as of the Scheme Effective Time (as defined below) to, among other things, (i) join Holdings as a guarantor under each of the Indentures to unconditionally guarantee the Borrower’s obligations under the Indentures and the notes issued pursuant thereto, (ii) provide that Holdings is substituted for Seagate as “Parent” under each Indenture and the notes issued pursuant thereto and the parent guarantee in connection therewith and (iii) reaffirm Seagate as a continuing guarantor under each of the Indentures. The material terms of the Indentures otherwise remain unchanged.

USB and WFB have provided certain commercial banking, financial advisory, investment banking and other services to Seagate and its affiliates in the ordinary course of their business, and act as agents and/or lenders under our Credit Agreement. They have received, or may in the future receive, customary fees and commissions for these transactions.

The description of the Supplemental Indentures above is a summary and is qualified in its entirety by reference to each of the Supplemental Indentures filed as Exhibits 10.3 through 10.12 to this Current Report on Form 8-K, which are each incorporated by reference herein.

Assumption of Share Incentive Plans and Awards and other Employee Plans

On May 18, 2021, the Registrant entered into a Deed Poll of Assumption relating to, amongst other things, certain share incentive and other employee plans of Seagate (the “Deed Poll”). Pursuant to the terms of the Deed Poll, the Registrant assumed certain incentive-related plans, sub-plans and agreements, including, but not limited to, the Amended and Restated Seagate Technology Public Limited Company 2012 Equity Incentive Plan, the Seagate Technology Public Limited Company Amended and Restated Employee Stock Purchase Plan (the “ESPP”), the 2009 Dot Hill Systems Equity Incentive Plan (as amended and restated), as assumed by Seagate Technology Public Limited Company, and the Seagate Technology plc Amended and Restated Executive Officer Performance Bonus Plan (collectively, together with the STX Plan (as defined below), the “Plans”) and any outstanding options and/or awards granted thereunder (the “Outstanding Awards”) and assumed the existing obligations of Seagate in connection with the Fifth Amended and Restated Seagate Technology Executive Severance and Change in Control Plan (the “STX Plan”). The Deed Poll provides that the Registrant will undertake and discharge all of the rights and obligations previously discharged by Seagate under the Plans and the Outstanding Awards, and exercise all of the powers previously exercised by Seagate under the Plans. All Outstanding Awards remain subject to the same terms and conditions as in effect immediately prior to their assumption by the Registrant, except that upon the vesting or exercise of those awards, ordinary shares of the Registrant shall be issuable in lieu of Seagate ordinary shares. Similarly, ordinary shares of the Registrant, rather than ordinary shares of Seagate, shall be issued, held available or used as appropriate to give effect to any purchases made under the ESPP. A copy of the Deed Poll is filed herewith as Exhibit 10.13 and incorporated into this Item 1.01 by reference, and the foregoing summary of the Deed Poll is qualified in its entirety by reference to Exhibit 10.13.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information under the heading “Completion of the Transaction” in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

As of May 18, 2021, as of the Scheme Effective Time (as defined below), the rights of shareholders of the Registrant are governed by its constitution (the “Holdings Constitution”) and the Irish Companies Act 2014 (“Irish Companies Act”) The summary of the material terms of the constitution and the Irish Companies Act described under the heading “Description of Holdings Share Capital” in Item 8.01 of this Current Report on Form 8-K and the comparison of the rights of shareholders described under the heading “Comparison of the Rights of Shareholders” in Seagate’s definitive proxy statement on Schedule 14A (“Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) on March 3, 2021 are incorporated into this Item 3.03 by reference. A copy of the constitution is filed herewith as Exhibit 3.1 and is incorporated into this Item 3.03 by reference, and the foregoing information is qualified in its entirety by reference to Exhibit 3.1.

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers

As of May 18, 2021, in connection with the completion of the Transaction, the directors and executive officers of Seagate immediately prior to the completion of the Transaction became the directors and executive officers of the Registrant effective as of the Scheme Effective Time (as defined below). The Registrant’s directors will be subject to reelection at the 2021 annual general meeting of the Registrant. In addition, as of May 18, 2021, as of the Scheme Effective Time (as defined below), the Registrant replicated the committees that previously were in place for Seagate which include a Compensation Committee, a Nominating and Corporate Governance Committee, an Audit and Finance Committee and a Strategic Committee.

Employee Stock Plans and Awards

The information under the heading “Assumption of Share Incentive Plans and Awards and other Employee Plans” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of May 18, 2021, as of the Scheme Effective Time (as defined below), the rights of shareholders of the Registrant are governed by its constitution (the “Holdings Constitution”) and the Irish Companies Act. The summary of the material terms of the Holdings Constitution and the Irish Companies Act described under the heading “Description of Holdings Share Capital” in Item 8.01 of this Current Report on Form 8-K and the comparison of the rights of shareholders described under the heading “Comparison of the Rights of Shareholders” in Seagate’s Proxy Statement filed with the SEC on March 3, 2021 are incorporated by reference herein. The complete text of the Holdings Constitution is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. The summary of the Holdings Constitution is qualified in its entirety by reference to Exhibit 3.1.

Item 8.01.	Other Events.

COMPLETION OF THE TRANSACTION

On May 18, 2021, Seagate received approval from the Irish High Court (“Irish Court”) of a scheme of arrangement under Irish law (the “Scheme of Arrangement” or “Scheme”) that, effective as of the Scheme Effective Time (as defined below) effected a transaction (the “Transaction”) that resulted in the ordinary shareholders of Seagate becoming ordinary shareholders of Holdings. The court order sanctioning the Scheme of Arrangement was filed by Seagate with the Registrar of Companies in Dublin, Ireland after market close on May 18, 2021 (“Scheme Effective Time”) and the Scheme of Arrangement became effective at that time.

At the Scheme Effective Time, the following steps occurred effectively simultaneously:

•	all issued and outstanding ordinary shares of Seagate were acquired by Holdings and Seagate became a wholly-owned direct subsidiary of Holdings; and

•

Holdings allotted and issued new ordinary shares of Holdings (the “Holdings Ordinary Shares”) on a one-for-one basis to the shareholders of Seagate for each Seagate ordinary share that had been transferred to Holdings.

Prior to the Transaction, Seagate ordinary shares were listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “STX” and registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with the Transaction, Seagate requested that NASDAQ file with the SEC an application on Form 25 to delist the Seagate ordinary shares from NASDAQ and from registration under Section 12(b) of the Exchange Act. Seagate expects to file a Form 15 with the SEC to terminate the registration of the Seagate ordinary shares under Section 12(g) of the Exchange Act and to suspend its duty under Section 15(d) of the Exchange Act to file reports required by the Exchange Act with respect to the Seagate ordinary shares.

The Registrant’s ordinary shares are deemed registered under Section 12(b) of the Exchange Act pursuant to Rule 12g-3(a) under the Exchange Act. The issuance of Holdings Ordinary Shares in the Transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), under Section 3(a)(10) of the Securities Act. The Registrant’s ordinary shares began trading on NASDAQ under the symbol “STX,” the same symbol under which the Seagate common shares previously traded, on May 19, 2021. The CUSIP number for the Registrant’s ordinary shares is G7997R 103.

Set forth below is a description of the share capital of Holdings and a discussion of certain provisions of the Holdings Constitution. For purposes of the following, references to “we,” “our,” “Holdings” or the “Registrant” refer to Seagate Technology Holdings plc.

DESCRIPTION OF HOLDINGS SHARE CAPITAL

The following description of the Registrant’s share capital is a summary. This summary is not complete and is qualified in its entirety by reference to the Holdings Constitution, a copy of which is filed herewith as Exhibit 3.1 and incorporated into this Item 8.01 by reference. We encourage you to read that document carefully.

Capital Structure

The authorized share capital of Holdings is €40,000 and US$13,500 and consists of (a) 40,000 deferred shares of €1.00 each, (b) 1,250,000,000 ordinary shares of US$0.00001 each and (c) 100,000,000 undesignated preferred shares of US$0.00001 each. The authorized share capital includes 40,000 deferred shares with a nominal value of €1.00 per share in order to satisfy statutory requirements for the issued share capital of all Irish public limited companies commencing operations.

Holdings may issue shares subject to the maximum prescribed by its authorized share capital contained in the Holdings Constitution.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the constitution of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. The Holdings Constitution confers a five-year authority on its directors to allot and issue its authorized share capital.

Holdings’ authorized share capital may be increased or reduced by way of an ordinary resolution of Holdings’ shareholders. The shares comprising the authorized share capital of Holdings may be divided into shares of such par value as the resolution shall prescribe.

The rights and restrictions to which Holdings Ordinary Shares are subject are prescribed in the Holdings Constitution. The Holdings Constitution allows the board of directors of Holdings from time to time and for the time being (the “Holdings Board”), without shareholder approval, to determine the terms of any preferred shares issued by Holdings. Holdings Board is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series or shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series of preferred shares, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record; accordingly, the Holdings Constitution does not provide for the issuance of fractional shares of Holdings, and Holdings’ official Irish register does not reflect any fractional shares.

Pre-emption Rights, Share Warrants and Share Options

Generally, under Irish law, certain statutory pre-emption rights apply automatically in favor of Holdings’ shareholders where shares in Holdings are to be issued for cash. As permitted by Irish law, in the Holdings Constitution, Holdings has opted out of these pre-emption rights for the maximum period of five years at which point any opt-out must be renewed by the Holdings’ shareholders by a special resolution. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The Holdings Constitution provides that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Holdings is subject, the Holdings Board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Holdings Board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Holdings Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the constitution or an ordinary resolution of shareholders. The Holdings Board may issue shares upon exercise of warrants or options without shareholder approval or authorization.

Holdings is subject to the rules of NASDAQ that require shareholder approval of certain share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Holdings less accumulated realized losses of Holdings and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless Holdings’ net assets are equal to, or in excess of, the aggregate of Holdings’ called-up share capital plus undistributable reserves and the distribution does not reduce Holdings’ net assets below such aggregate. Undistributable reserves includes undenominated capital and the amount by which Holdings’ accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Holdings’ accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Holdings has sufficient distributable reserves to fund a dividend must be made by reference to “relevant financial statements” of Holdings. The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or other qualifying financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of Holdings’ unconsolidated financial position, and accord with accepted accounting practice. The relevant financial statements must be filed in the Registrar of Companies (the official public registry for companies in Ireland).

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the Holdings Constitution. The Holdings Constitution authorizes the directors to declare such dividends as appear justified from the profits of Holdings without the approval of the shareholders at a general meeting. The Holdings Board may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of Holdings may deduct from any dividend payable to any shareholder all sums of money (if any) payable by such shareholder to Holdings in relation to the shares of Holdings.

The directors of Holdings are also entitled to issue shares with preferred rights to participate in dividends declared by Holdings. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to holders of ordinary shares.

Share Repurchases, Redemptions and Conversions

Overview

The Holdings Constitution provides that, unless the Holdings Board specifically elects to treat such acquisition as a purchase for the purposes of the Irish Companies Act, any ordinary share which Holdings has acquired or agreed to acquire shall be deemed to be a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between Holdings and any third party pursuant to which Holdings acquires or will acquire ordinary shares, or an interest in ordinary shares, from the relevant third party. Accordingly, for Irish company law purposes, any repurchases of ordinary shares by Holdings will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by Holdings.” If the Holdings Constitution did not contain this provision, repurchases by Holdings would be subject to many of the same rules that apply to purchases of Holdings Ordinary Shares by subsidiaries described below under “—Purchases by Subsidiaries of Holdings,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this description to repurchasing or buying back Holdings Ordinary Shares, we are referring to the redemption of Holdings Ordinary Shares pursuant to such provision of the Holdings Constitution or the purchase of Holdings Ordinary Shares by a subsidiary of Holdings, in each case in accordance with the Holdings Constitution and Irish company law as described below.

Repurchases and Redemptions by Holdings

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “Description of Holdings Share Capital—Dividends”) or the proceeds of a new issue of shares for that purpose.

The issuance of redeemable shares may only be made by Holdings where the nominal value of the issued share capital that is not redeemable is more than 10% of the nominal value of the total issued share capital of Holdings. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the Holdings Constitution, shareholder approval will not be required to redeem Holdings Ordinary Shares.

The Holdings Board will also be entitled to issue preferred shares which may be redeemed at the option of either Holdings or the shareholder, depending on the terms of such preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Holdings at any time must not exceed 10% of the nominal value of the issued share capital of Holdings. Holdings cannot exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Holdings or re-issued subject to certain conditions.

Purchases by Subsidiaries of Holdings

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Holdings either on-market or off-market. A general authority of the shareholders of Holdings is required to allow a subsidiary of Holdings to make on-market purchases of Holdings Ordinary Shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Holdings Ordinary Shares is required. Holdings may seek such general authority from its shareholders in the future. In order for a subsidiary of Holdings to make an on-market purchase of Holdings’ shares, such shares must be purchased on a “recognised stock exchange.” NASDAQ, on which the shares of Holdings are listed, became a “recognised stock exchange” for this purpose on March 12, 2010, as a result of the coming into effect of the Irish Companies (Recognised Stock Exchanges) Regulations 2010. For an off-market purchase by a subsidiary of Holdings, the proposed purchase contract must be authorized by special resolution of the shareholders of Holdings before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Holdings.

The number of shares held by the subsidiaries of Holdings at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Holdings. While a subsidiary holds shares of Holdings, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Holdings by a subsidiary must be funded out of distributable reserves of the subsidiary.

Bonus Shares

Under the Holdings Constitution, the Holdings Board may resolve to capitalize any amount credited to any reserve or fund (whether or not distributable) of Holdings for issuance and distribution to shareholders as fully paid up shares or bonus shares to those members who: (i) in the case of a distributable reserve, would have been entitled to that amount if it had been distributed by way of dividend; or (ii) in the case of an undistributable reserve, would have been entitled to that amount if it were distributable and had been distributed by way of dividend.

Consolidation and Division; Subdivision

Under the Holdings Constitution, Holdings may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its constitution.

Reduction of Share Capital

Holdings may, by ordinary resolution, reduce its authorized share capital in any way. Holdings also may, by special resolution and subject to confirmation by the Irish Court, reduce or cancel its issued share capital in any way.

General Meetings of Shareholders

Holdings is required to hold annual general meetings at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year and no more than nine months after its fiscal year-end. Any general meeting may be held outside Ireland if a resolution so authorizing is passed by the Holdings Board, provided that technical means are provided to enable shareholders to participate in the meeting without leaving Ireland.

The Holdings Constitution includes a provision reflecting this requirement of Irish law. At any annual general meeting, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Holdings Board or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the constitution.

Extraordinary general meetings of Holdings may be convened by (i) the Holdings Board, (ii) on requisition of the shareholders holding not less than 10% of the paid-up share capital of Holdings carrying voting rights or (iii) on requisition of Holdings’ auditors. Extraordinary general meetings will be generally held for the purposes of approving shareholder resolutions of Holdings as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of a general meeting must be given to all shareholders of Holdings entitled to such notice and to the auditors of Holdings. The Holdings Constitution provides that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. Because of the 21-day and 14-day requirements described in this paragraph, the Holdings Constitution includes provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of Holdings, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the

Holdings Board has 21 days to convene a meeting of Holdings’ shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the Holdings Board does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The Holdings Board may postpone any general meeting of Holdings (to the extent permitted by law) after it has been convened where the Holdings Board in its absolute discretion considers that the reasons for convening the meeting no longer exist or it is, for any reason, not in Holdings’ interests to hold the meeting. Such postponement may be for a particular period of time or indefinitely.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements and the report of the directors and the report of the statutory auditors on those statements and that report; the review by the members of the company’s affairs; the declaration of a dividend (if any) of an amount not exceeding the amount recommended by the directors (save where the constitution provides otherwise); the authorization of the directors to approve the statutory auditor’s remuneration, where the constitution of the company so provides; the election and re-election of directors; the appointment or re-appointment of statutory auditors; and, where the constitution of the company so provides, the remuneration of the directors. If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

Directors are elected by ordinary resolution at general meetings, provided that, if there is a contested election (as provided for in the Holdings Constitution), each of the nominees shall be voted upon as a separate resolution and the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. “Elected by a plurality” means the election of those director nominees equal in number to the number of positions to be filled at the relevant general meeting that received the highest number of votes in the contested election. Directors serve until the next annual general meeting when they retire and can be re-elected. Because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve until the next annual general meeting, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

If the Holdings Board becomes aware that the net assets of Holdings are half or less of the amount of Holdings’ called-up share capital, the Holdings Board must convene an extraordinary general meeting of Holdings’ shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in Holdings’ share register as of the record date for the meeting or by a duly appointed proxy (or proxies) of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, that company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by the Holdings Constitution. The Holdings Constitution permits the appointment of proxies by the shareholders to be notified to Holdings electronically.

The Holdings Constitution provides that all resolutions shall be decided by a show of hands unless a poll is demanded by the chair, by at least three shareholders present in person or by proxy, by any shareholder or shareholders holding not less than 10% of the total voting rights of Holdings as of the record date for the meeting, or by any shareholder or shareholders holding shares in Holdings conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all shares. Each holder of ordinary shares of record as of the record date for the meeting has one vote at a general meeting on a show of hands.

In accordance with the Holdings Constitution, the Holdings Board may from time to time cause Holdings to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of Holdings’ shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of Holdings’ shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	Amending the Holdings Constitution;

•	Approving a change of name of Holdings;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of Holdings as a different corporate form;

•	Variation of class rights attaching to classes of shares;

•	Purchase of own shares off-market;

•	A reduction of issued share capital;

•	Approving a compromise/scheme of arrangement;

•	Resolving that Holdings be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes; and

•	Setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called by the Irish Court to approve the scheme.

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class or series of shares of Holdings is addressed in the Holdings Constitution as well as the Irish Companies Act. Any variation of class rights attaching to the issued shares of Holdings must be approved by a special resolution of the shareholders of the class or series affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of a majority of Holdings’ ordinary shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting of Holdings if a quorum is not present in person or by proxy. The Holdings Board has no authority to waive quorum requirements stipulated in the Holdings Constitution. Abstentions and Broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the meeting(s).

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the Holdings Constitution and any act of the Irish government which alters the memorandum of association of Holdings; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Holdings; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Holdings; (iv) receive copies of statutory financial statements (or summary financial statements, where applicable) and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive financial statements of a subsidiary company of Holdings which have previously been produced to an annual general meeting of such subsidiary in the preceding ten years. The auditors of Holdings also have the right to inspect all books, records and vouchers of Holdings. The auditors’ report must be circulated to the shareholders with audited consolidated annual financial statements of Holdings prepared in accordance with International Financial Reporting Standards 21 days before the annual general meeting and must be read to the shareholders at Holdings’ annual general meeting.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. However, it does provide for dissenters’ rights in certain situations, as described below.

Under a tender or takeover offer, the bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than 80% of the target shares to which the offer relates (in the case of a company that is not listed on an EEA regulated market, such as Holdings). Dissenting shareholders have the right to apply to the Irish Court for relief.

A scheme of arrangement which has been approved by the requisite shareholder majority and approved by the Irish Court will be binding on all shareholders. Dissenting shareholders have the right to appear at the Irish Court hearing and make representations in objection to the scheme.

Under the EC (Cross-Border Mergers) Regulations 2008 (as amended) governing the merger of an Irish public limited company and a company incorporated in the European Economic Area (the EEA includes all member states of the EU, Norway, Iceland and Liechtenstein), a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company, has the right to request that the company acquire its shares for cash.

Similar rights apply in the case of a merger of an Irish public limited company into another company to which the provisions of the Irish Companies Act apply.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. Immediately following the consummation of the Scheme of Arrangement, a shareholder of Holdings must therefore make such a notification to Holdings if as a result of a transaction the shareholder will be interested in 3% or more of the shares of Holdings; or if as a result of a transaction a shareholder who was interested in more than 3% of the shares of Holdings ceases to be so interested. Where a shareholder is interested in more than 3% of the shares of Holdings, any alteration of his, her or its interest that brings his, her or its total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Holdings. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of Holdings’ issued and outstanding share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to Holdings within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in Holdings held by such person shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Holdings, under the Irish Companies Act, may by notice in writing require a person whom Holdings knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Holdings’ relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of Holdings, to give such further information as may be required by Holdings including particulars of such person’s own past or present interests in shares of Holdings. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Holdings on a person who is or was interested in shares of Holdings and that person fails to give Holdings any information required within the reasonable time specified, Holdings may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Act, the restrictions that may be placed on the shares by the court are as follows:

(a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b)	no voting rights shall be exercisable in respect of those shares;

(c)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment shall be made of any sums due from Holdings on those shares, whether in respect of capital or otherwise.

Where the shares in Holdings are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

In the event Holdings is in an offer period pursuant to the Irish Takeover Panel Act 1997 and the Irish Takeover Rules 2013 (the “Irish Takeover Rules”), accelerated disclosure provisions apply for persons holding an interest in Holdings’ securities of 1% or more.

Individuals who directly or indirectly own or control greater than 25% of the shares in Holdings are required to provide information for disclosure in registers to be kept by Holdings and the Registrar of Companies.

Anti-Takeover Provisions

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Holdings will be governed by Irish Takeover Rules and will be regulated by the Irish Takeover Panel (the “Panel”). The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following “General Principles” which will apply to any transaction regulated by the Panel:

•

in the event of an offer, all holders of securities of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•

the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•

false markets must not be created in the securities of the target company, of the bidder, or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•

a bidder must announce an offer only after ensuring that it can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in Holdings, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in Holdings if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire Holdings Ordinary Shares within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Holdings Ordinary Shares by the bidder or its concert parties during that period. The Panel has the power to extend the “look back” period to 12 months if the Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired Holdings Ordinary Shares (i) that represent more than 10% of the total Holdings Ordinary Shares during the period of 12 months prior to the commencement of the offer period or (ii) at any time after the commencement of the offer period, then the offer shall be in cash (or accompanied by a full cash alternative), and the price per ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Holdings in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares that restrict the speed at which a person may increase his, her or its holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Holdings. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Holdings is prohibited if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Holdings and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the Holdings Board is not permitted to take any action which might frustrate an offer for the shares of Holdings once the Holdings Board has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the Holdings Board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a)	the action is approved by Holdings’ shareholders at a general meeting; or

(b)	with the consent of the Panel where:

(i)	the Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above “Description of Holdings Share Capital—Pre-emption Rights, Share Warrants and Share Options” and “Description of Holdings Share Capital—Disclosure of Interests in Shares,” in addition to “Description of Holdings Share Capital—Corporate Governance” below.

Corporate Governance

The Holdings Constitution allocates authority over the management of Holdings to the Holdings Board. The Holdings Board may then delegate management of Holdings to committees of the Holdings Board, executives, or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Holdings.

Duration; Dissolution; Rights upon Liquidation

Holdings’ duration will be unlimited. Holdings may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the shareholders of Holdings is required. Holdings may also be dissolved by way of court order on the application of a creditor, or by the Registrar of Companies as an enforcement measure where Holdings has failed to file certain returns.

The rights of the shareholders to a return of Holdings’ assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in the Holdings Constitution or the terms of any preferred shares issued by the Holdings Board from time to time. The holders of preferred shares, if any, in particular may have the right to priority in a dissolution or winding up of Holdings. If the constitution contains no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. The Holdings Constitution provides that the holders of Holdings Ordinary Shares are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holdings’ shareholders will not have the right to require Holdings to issue certificates for their shares (unless required by the Irish Companies Act, any stock exchange, depository or any operator of any clearance or settlement system). Holdings will only issue uncertificated ordinary shares.

Stock Exchange Listing

Holdings Ordinary Shares are listed on the NASDAQ Global Select Market under the trading symbol “STX.”

No Sinking Fund

Holdings Ordinary Shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

Holdings Ordinary Shares are not liable to further calls and assessments beyond any consideration required in connection with their initial issuance or vesting.

Transfer and Registration of Shares

Holdings’ share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in Holdings. A shareholder of Holdings who only holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for the Depositary Trust Company) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Holdings’ official share register, as the depository or other nominee will remain the recordholder of such shares.

A written instrument of transfer is required under Irish law in order to register on Holdings’ official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own Broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Holdings’ official Irish share register.

Holdings currently intends to cause one of its affiliates to pay stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases, Holdings may, in its absolute discretion, cause one of its affiliates to pay any stamp duty. The Holdings Constitution provides that, in the event of any such payment, Holdings (i) may seek reimbursement from the transferor or transferee (at Holdings’ discretion), (ii) may set-off the amount of the stamp duty against any future dividends payable to the transferor or transferee (at Holdings’ discretion), and (iii) will have a lien against Holdings’ shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Holdings’ shares has been paid unless one or both of such parties is otherwise notified by Holdings.

The Holdings Constitution delegates to its secretary (or assistant secretary or anyone nominated by either of them) the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Holdings Ordinary Shares occurring through normal electronic systems, Holdings intends to regularly produce any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Holdings notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with such transfer and that it will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Holdings for this purpose) or request that Holdings execute an instrument of transfer on behalf of the transferring party in a form determined by Holdings. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Holdings’ transfer agent, the transferee will be registered as the legal owner of the relevant shares on Holdings’ official Irish share register (subject to the matters described below).

Holdings Board has general discretion to decline to register an instrument of transfer unless:

•

the instrument of transfer is duly stamped (if required by law) and lodged with Holdings accompanied by the certificate for the shares (if any) to which it relates and such other evidence as the Holdings Board may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	in the case of a transfer to joint holders, the number of joint holders to which the share is to be transferred does not exceed four; and

•

it is satisfied that all applicable consents, authorizations, permissions, or approvals required to be obtained pursuant to any applicable law or agreement prior to such transfer have been obtained or that no such consents, authorizations, permissions or approvals are required.

The Holdings Board may also, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any share which is not fully paid.

The registration of transfers may be suspended by the Holdings Board at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Constitution of Seagate Technology Holdings public limited company, as of May 18, 2021

10.1	Fourth Amendment, dated as of May 18, 2021, to the Credit Agreement dated as of February 19, 2019

10.2	Joinder and Assumption Agreement, dated as of May 18, 2021, by and among Seagate Technology Holdings public limited company, Seagate Technology public limited company, Seagate HDD Cayman, the guarantors party thereto, and The Bank of Nova Scotia, as administrative agent for the lenders

10.3	Supplemental Indenture, dated as of May 18, 2021, to Indenture dated May 22, 2013, by and among Seagate Technology Holdings public limited company, Seagate Technology public limited company, Seagate HDD Cayman, and U.S. Bank National Association, as trustee

10.4	Supplemental Indenture, dated as of May 18, 2021, to Indenture dated May 28, 2014, by and among Seagate Technology Holdings public limited company, Seagate Technology public limited company, Seagate HDD Cayman and U.S. Bank National Association

10.5	Supplemental Indenture, dated as of May 18, 2021, to Indenture dated December 2, 2014, by and among Seagate Technology Holdings public limited company, Seagate Technology public limited company, Seagate HDD Cayman and U.S. Bank National Association

10.6	Supplemental Indenture, dated as of May 18, 2021, to Indenture dated February 3, 2017, by and among Seagate Technology Holdings public limited company, Seagate Technology public limited company, Seagate HDD Cayman and Wells Fargo Bank, National Association

10.7	Supplemental Indenture, dated as of May 18, 2021, to Indenture dated February 3, 2017, by and among Seagate Technology Holdings public limited company, Seagate Technology public limited company, Seagate HDD Cayman and Wells Fargo Bank, National Association

10.8	Supplemental Indenture, dated as of May 18, 2021, to Indenture dated May 14, 2015, by and among Seagate Technology Holdings public limited company, Seagate Technology public limited company, Seagate HDD Cayman and Wells Fargo Bank, National Association

10.9	Supplemental Indenture, dated as of May 18, 2021, to Indenture dated June 10, 2020, by and among Seagate Technology Holdings public limited company, Seagate Technology public limited company, Seagate HDD Cayman and Wells Fargo Bank, National Association

10.10	Supplemental Indenture, dated as of May 18, 2021, to Indenture dated June 18, 2020, by and among Seagate Technology Holdings public limited company, Seagate Technology public limited company, Seagate HDD Cayman and Wells Fargo Bank, National Association

10.11	Supplemental Indenture, dated as of May 18, 2021, to Indenture dated December 8, 2020, by and among Seagate Technology Holdings public limited company, Seagate Technology public limited company, Seagate HDD Cayman and Wells Fargo Bank, National Association

10.12	Supplemental Indenture, dated as of May 18, 2021, to Indenture dated December 8, 2020, by and among Seagate Technology Holdings public limited company, Seagate Technology public limited company, Seagate HDD Cayman and Wells Fargo Bank, National Association

10.13	Deed Poll of Assumption by Seagate Technology Holdings plc, dated May 18, 2021

10.14	Revised Form of Employee Restricted Share Unit Agreement for Seagate Technology Holdings public limited company pursuant to the 2012 Equity Incentive Plan (includes Compensation Recovery Policy) (for awards granted after May 18, 2021)

10.15	Revised Form of Outside Directors Restricted Share Unit Agreement for Seagate Technology Holdings public limited company pursuant to the 2012 Equity Incentive Plan (for awards granted after May 18, 2021)

10.16	Revised Form of Employee Stock Option Agreement for Seagate Technology Holdings public limited company pursuant to the 2012 Equity Incentive Plan (includes Compensation Recovery Policy) (for awards granted after May 18, 2021)

10.17	Revised Form of Executive Performance Share Unit Agreement for Seagate Technology Holdings public limited company pursuant to the 2012 Equity Incentive Plan (includes Compensation Recovery Policy) for awards granted after May 18, 2021)

10.18	Amended and Restated Seagate Technology Holdings plc 2012 Equity Incentive Plan (as amended and restated effective May 18, 2021)

10.19	Seagate Technology Holdings plc Amended and Restated Executive Officer Performance Bonus Plan (as amended and restated effective May 18, 2021)

10.20	Seagate Technology Holdings plc Amended and Restated Employee Stock Purchase Plan (as amended and restated effective May 18, 2021)

10.21	Sixth Amended and Restated Seagate Technology Executive Severance and Change in Control Plan (as amended and restated effective May 18, 2021)

10.22	2009 Dot Hill Systems Equity Incentive Plan (as amended and restated) assumed by Seagate Technology Public Limited Company by Deed Poll on October 21, 2015, assumed by Seagate Technology Holdings Public Limited Company by Deed Poll on May 18, 2021 (Filed as Exhibit 10.1 to Seagate Technology plc’s Form 10-Q filed on January 29, 2016 and incorporated herein by reference)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Gianluca Romano
Date: May 19, 2021	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer